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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of our report dated November 18, 1996 which appears on page 52 of the 1996 Annual Report to Shareholders of Hewlett-Packard Company which is incorporated in this Annual Report on Form 10-K.

        Registration No. 2-66780 through Post-Effective Amendment No. 6

        Registration No. 2-90239

        Registration No. 2-92331 through Post-Effective Amendment No. 3

        Registration No. 2-96361 through Post-Effective Amendment No. 1

        Registration No. 33-30769

        Registration No. 33-31496

        Registration No. 33-31500

        Registration No. 33-38579

        Registration No. 33-50699

        Registration No. 33-52291

        Registration No. 33-58447

        Registration No. 33-65179



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

San Jose, California
January 24, 1997